UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT


         PURSUANT TO SECTION 13 OR  15(d) OF THE SECURITIES EXCHANGE ACT
                  OF 1934


Date of Report:                                       August 13, 1999

                          Electro-Catheter Corporation
          -------------------------------------------------------------
               (Exact name of Registrant as specified in Charter)

New Jersey                     0-7578                   22-1733406
----------                     ------                   ----------
(State of Incorporation)      (Commission File          (IRS Employer ID
                               Number)                   Number)




2100 Felver Court, Rahway, New Jersey                                07065
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)



Registrant's Telephone Number
         Including Area Code:                                    732-382-5600

Item 4.           Changes in Registrant's Certifying Accountants

     KPMG LLP was previously the principal accountants for Electro-Catheter Corporation (the "Company"). On August 9, 1999, that firm resigned. On May 14, 1999, the Company sought protection pursuant to the provisions of Chapter 11 of the Federal Bankruptcy Code. The Chapter 11 proceeding was filed in the United States Bankruptcy Court for the District of New Jersey in Trenton. The Company has suspended the production of catheters but continues to ship catheters from its inventory while attempting to reorganize. The Company plans on retaining an accounting firm if it emerges from Chapter 11.

     In connection with the audits of the two fiscal years ended August 31, 1998, and the subsequent interim period through August 9, 1999, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     The audit reports of KPMG LLP on the financial statements of the Company as of and for the fiscal years ended August 31, 1998 and 1997 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: KPMG LLP's auditors' report on the financial statements of the Company as of and for the fiscal years ended August 31, 1998 and 1997 contained a separate paragraph stating that "the Company has suffered recurring losses from operations, has a net capital deficiency and has limited working capital resources which raise substantial doubt about its ability to continue as a going concern." As noted above, the Company has sought protection pursuant to the provisions of Chapter
11 of the Federal Bankruptcy Code. The Company's financial statements and financial statement schedule did not include any adjustments that might result from the outcome of this uncertainty. A letter from KPMG LLP is attached as
Exhibit 16.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned thereunder duly authorized.

                             ELECTRO-CATHETER CORPORATION
                              (Registrant)


                             By/s/Ervin Schoenblum
                               --------------------
                               Ervin Schoenblum
                               Acting President and Chief Operating Officer

Dated:      August 13, 1999